Exhibit 99.1

1177 West Hastings Street
Suite 2300
Vancouver, BC
Canada V6E 2K3
www.ithmines.com

NR13-09	August 8, 2013

International Tower Hill Mines Announces Addition to the Board of Directors

Vancouver, British Columbia, August 8, 2013 – International Tower Hill Mines Ltd. (“ITH” or the “Company”) - (TSX: ITH) (NYSE-MKT: THM) announces the addition of Thomas Weng to its Board of Directors, effective August 5, 2013. The appointment of Mr. Weng increases the number of directors on the ITH board from six to seven. Mr. Weng will serve as an independent director on both the compensation and audit committees.

"Mr. Weng brings a wealth of financial background to the board of International Tower Hill Mines," said Don Ewigleben, President and CEO of ITH. "His extensive experience in equity capital markets and portfolio management, covering the metals and mining space, will be invaluable as we continue to advance the Livengood project and continue discussions with potential strategic partners.”

Mr. Weng has over 22 years of experience in the financial services sector. He is currently the Co-Founding Partner of Alta Capital Partners, a provider of investment banking services, globally. Previously, Mr. Weng was a Managing Director at Deutsche Bank and Head of Equity Capital Markets for Metals and Mining throughout the Americas and Latin America, across all industry segments. Mr. Weng has also held various senior positions at Pacific Partners, an alternative investment firm, and Morgan Stanley.

Mr. Weng holds a Bachelors of Arts degree in Economics from Boston University.

About International Tower Hill Mines Ltd.

International Tower Hill Mines Ltd. controls a 100% interest in the world-class Livengood Gold Project accessible by paved highway 70 miles northwest of Fairbanks, Alaska.

On behalf of
International Tower Hill Mines Ltd.

(signed) Donald C. Ewigleben
Donald C. Ewigleben
President & Chief Executive Officer

Investor Relations for International Tower Hill Mines Ltd.

Michelle Stachnik, Manager, Investor Relations	Michael Moore, Investor Relations
International Tower Hill Mines	TMX Equicom
855-208-4642 Ext. 203	619-467-7067
mstachnik@ithmines.com	mmoore@tmxequicom.com

International Tower Hill Mines Ltd.	- 2 -	August 8, 2013
NR13-09 Continued

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation, including statements regarding advancement of the Livengood Gold Project, discussions with potential strategic partners, and the Company’s implementation of a cash conservation plan. The likelihood of future mining at the Livengood Gold Project is subject to a large number of risks and will require achievement of a number of technical, economic and legal objectives, including obtaining necessary mining and construction permits, completion of further feasibility studies, preparation of all necessary engineering for workings and processing facilities as well as receipt of significant additional financing to fund these objectives as well as funding mine construction. Such funding may not be available to the Company on acceptable terms or on any terms at all. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate, proposed, planned, potential and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, specific risks inherent in the mining business as well as general economic and business conditions, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, including the price of gold, the inability of the Company to enter into arrangements with strategic alliance partners to secure additional funding, or at all, the inability of the Company to obtain any necessary permits, consents or authorizations required for its activities, the inability of the Company to reduce its costs sufficiently while at the same time maintaining essential environmental baseline activities to support the permitting process, the inability of the Company to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s Annual Information Form (10-K) filed with certain securities commissions in Canada and the Company’s annual report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”), and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company’s Canadian public disclosure filings may be accessed via www.sedar.com and its United States public disclosure filings may be accessed via www.sec.gov, and readers are urged to review these materials, including the technical reports filed with respect to the Company’s Livengood Gold Project.